UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): NOVEMBER 11, 2004


                           TOMMY HILFIGER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


     BRITISH VIRGIN
        ISLANDS                       1-11226                    98-0372112
    ----------------               --------------               -------------
    (State or other               (Commission File              (IRS Employer
    jurisdiction of                    Number)                  Identification
     incorporation)                                                 Number)

    9/F, NOVEL INDUSTRIAL BUILDING, 850-870 LAI CHI KOK ROAD, CHEUNG SHA WAN,
                               KOWLOON, HONG KONG
                    (Address of principal executive offices)

                                  852-2216-0668
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02(c)      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
                  ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 11, 2004, Tommy Hilfiger Corporation (the "Company") announced that it had entered into a letter agreement with Mr. Robert Rosenblatt on November 4, 2004, providing for his employment as Group President and Chief Operating Officer of Tommy Hilfiger U.S.A.,Inc., and Chief Operating Officer of the Company.

Under the terms of the letter agreement, Mr. Rosenblatt will receive an annual base salary of $750,000, subject to annual review, and will be eligible to participate in the Company's Incentive Compensation Plan beginning in fiscal year 2006, with incentive levels set at 100% of his base salary. Mr. Rosenblatt will participate in all benefit plans and programs the Company provides to all employees in accordance with their terms and conditions as they may be modified by the Company from time to time. The letter agreement further provides that Mr. Rosenblatt will be reimbursed for up to seven months of temporary housing (up to $50,000) and reasonable relocation expenses.

Mr. Rosenblatt also received a signing bonus of $350,000 in connection with the execution of the letter agreement. In the event that Mr. Rosenblatt resigns or his employment is terminated by the Company for cause (as defined in the letter agreement) within the first year of his employment with the Company, he is required to repay the Company within 30 days of his resignation or termination a proportionate amount of such signing bonus.

On the date of execution of his letter agreement, Mr. Rosenblatt was granted 225,000 options to purchase shares of the Company's ordinary stock subject to the terms and conditions of the Company's 2003 Incentive Compensation Plan (the "2003 Plan") and 25,000 shares of restricted stock subject to the terms and conditions of the Company's 2001 Stock Incentive Plan. In addition, pursuant to the terms of the letter agreement, on each of April 1, 2005 and April 1, 2006, Mr. Rosenblatt will be granted either (a) 175,000 stock options or (b) at the discretion of the Company, such other award other than stock options (including, but not limited to, cash, stock appreciation rights, restricted stock or restricted stock units) comparable in value to the grant of 175,000 stock options. Any stock options granted pursuant to the letter agreement will have an exercise price equal to the Fair Market Value (as defined in the 2003 Plan) of the Company's ordinary shares on the grant date. Each stock option grant under the letter agreement will vest 25%, 25% and 50%, respectively, on each of the first three anniversaries of the grant date for each grant. The restricted stock granted under the letter agreement


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shall vest in full on the third anniversary of the letter agreement. In the event of a Change in Control (as defined in the 2003 Plan), all outstanding stock options, restricted stock or other such stock awards granted to Mr. Rosenblatt under the letter agreement shall become fully vested and exercisable.

If Mr. Rosenblatt is terminated for any reason other than his death, disability, resignation or Cause (as defined in the letter agreement), and if Mr. Rosenblatt executes a release and separation agreement satisfactory to the Company, Mr. Rosenblatt will receive base salary continuation for 12 months from the date his employment terminates. Such salary continuation will be offset by any compensation and benefits Mr. Rosenblatt is entitled to receive from other employment (including self employment) during the salary continuation period. Following such termination, Mr. Rosenblatt will not be entitled to any bonus not already paid or any other benefits provided by the letter agreement.

Prior to joining the Company, Mr. Rosenblatt held various senior executive positions with the Home Shopping Network since 1997, including most recently as President of the U.S. Division of the Home Shopping Network from March 2001 to February 2004. From February 2004 until joining the Company, Mr. Rosenblatt served as a consultant for the retail industry. Mr. Rosenblatt is 47 years old.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         TOMMY HILFIGER CORPORATION


                                         By: /s/ Joseph Scirocco
                                            ------------------------------------
                                         Name:   Joseph Scirocco
                                         Title:  Chief Financial Officer,
                                                 Senior Vice President and
                                                 Treasurer

Date:  November 11, 2004